                                                                    EXHIBIT 3.10

                          [GREAT-WEST LIFECO INC. LOGO]

                     Registered Office - Winnipeg, Manitoba

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of the Shareholders of Great-West Lifeco Inc. (the "Corporation") will be held at the offices of the Corporation, 100 Osborne Street North, Winnipeg, Manitoba, Canada on April 25, 2002, at 11:15 o'clock in the morning, local time, or as soon thereafter as the Annual Meeting of the Shareholders and Policyholders of The Great-West Life Assurance Company (start time 11:00 a.m.) shall have terminated, for the following purposes:

     (1) to receive the financial statements for the year ended December 31, 2001 and the report of the auditors thereon;

     (2)  to elect directors;

     (3)  to appoint auditors; and

     (4) to transact such other business as may be properly brought before the meeting or any adjournment thereof.


                                              By Order of the Board of Directors

Winnipeg, Manitoba                                                    S.A. Wagar
March 8, 2002                                            Vice-President, Counsel
                                                           and Secretary, Canada

If accommodations are required due to a disability, please contact J. Charles at 1-888-873-8813.

HOLDERS OF COMMON SHARES OR FIRST PREFERRED SHARES WHO DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND TO RETURN IT TO COMPUTERSHARE TRUST COMPANY OF CANADA IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE.

IN ORDER TO BE VOTED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF, THE COMPLETED FORM OF PROXY MUST EITHER BE (A) MAILED SO AS TO REACH COMPUTERSHARE TRUST COMPANY OF CANADA, STOCK TRANSFER SERVICES, P.O. BOX 19004, STATION BRM B, TORONTO, ONTARIO M7Y 3M4 NOT LATER THAN 48 HOURS BEFORE THE COMMENCEMENT OF THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, OR (B) DEPOSITED WITH COMPUTERSHARE TRUST COMPANY OF CANADA, 1190 - 201 PORTAGE AVENUE, WINNIPEG, MANITOBA, R3B 3K6 NOT LATER THAN 48 HOURS BEFORE THE COMMENCEMENT OF THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

HOLDERS OF COMMON SHARES AND FIRST PREFERRED SHARES WHO EXPECT TO BE PRESENT ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF THE SHAREHOLDERS AND POLICYHOLDERS OF THE GREAT-WEST LIFE ASSURANCE COMPANY WHICH WILL BE HELD AT 11:00 A.M. ON APRIL 25, 2002, AT GREAT-WEST LIFE CENTRE, 100 OSBORNE STREET NORTH, WINNIPEG.

                          [GREAT-WEST LIFECO INC. LOGO]

                     Registered Office - Winnipeg, Manitoba

                            MANAGEMENT PROXY CIRCULAR

THIS MANAGEMENT PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OR ON BEHALF OF THE MANAGEMENT OF GREAT-WEST LIFECO INC. (THE "CORPORATION") FOR USE AT THE ANNUAL MEETING OF THE SHAREHOLDERS OF THE CORPORATION TO BE HELD ON APRIL 25, 2002 (THE "MEETING") AND AT ANY ADJOURNMENT THEREOF.

The following abbreviations have been used throughout this Management Proxy
Circular:

NAME IN FULL AND
PRINCIPAL BUSINESS                                                       ABBREVIATION
------------------                                                       ------------
The Great-West Life Assurance Company                                    Great-West
(a life insurance company, controlled by
the Corporation)

Great-West Life & Annuity Insurance Company                              GWL&A
(a life insurance company, controlled by
the Corporation)

London Life Insurance Company                                            London Life
(a life insurance company, controlled by Great-West)

Power Corporation of Canada                                              Power
(a holding and management corporation)

Power Financial Corporation                                              Power Financial
(a holding corporation with substantial
interests in the financial services industry)

Unless otherwise indicated, the information herein is given as at March 8, 2002.

SOLICITATION OF PROXIES

Solicitation of proxies will be primarily by mail but may also be effected personally by regular employees of the Corporation or of its subsidiaries. The cost of the solicitation will be borne by the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

The form of proxy accompanying this Management Proxy Circular is to be used by holders of Common Shares of the Corporation ("Common Shares") and by holders of First Preferred Shares Series B, Series C and Series D of the Corporation ("First Preferred Shares") at the Meeting. Each of the persons named in the accompanying form of proxy is a representative of management of the Corporation and is a director or senior officer of the Corporation. EACH HOLDER OF COMMON SHARES

AND EACH HOLDER OF FIRST PREFERRED SHARES HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN THE PERSONS DESIGNATED BY MANAGEMENT IN THE ACCOMPANYING FORM OF PROXY TO REPRESENT HIM OR HER AT THE MEETING. To exercise this right, the shareholder must insert the name of his or her nominee in the blank space provided in the form of proxy, or complete another proper form of proxy. In order to be voted at the Meeting or at any adjournment thereof, the completed form of proxy must either be (a) mailed so as to reach Computershare Trust Company of Canada, Stock Transfer Services, P.O. Box 19004, Station BRM B, Toronto, Ontario M7Y 3M4 not later than 48 hours before the commencement of the Meeting or any adjournment thereof, or (b) deposited with Computershare Trust Company of Canada, 1190 - 201 Portage Avenue, Winnipeg, Manitoba, R3B 3K6 not later than 48 hours before the commencement of the Meeting or any adjournment thereof.

A shareholder giving a proxy may revoke the proxy (a) by depositing an instrument in writing executed by the shareholder or by his or her attorney authorized in writing (i) at the registered office of the Corporation, 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5, at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof at which the proxy is to be used, or (ii) with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof, or (b) in any other manner permitted by law.

VOTING OF PROXIES

The management representatives designated in the enclosed form of proxy will vote or withhold from voting the Common Shares and the First Preferred Shares in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions of the shareholder as indicated in the proxy. IN THE ABSENCE OF SUCH INSTRUCTIONS, SUCH COMMON SHARES AND FIRST PREFERRED SHARES WILL BE VOTED BY THE MANAGEMENT REPRESENTATIVES FOR THE ELECTION OF DIRECTORS AND FOR THE APPOINTMENT OF AUDITORS AS INDICATED UNDER THOSE HEADINGS IN THIS MANAGEMENT PROXY CIRCULAR.

The accompanying form of proxy confers discretionary authority with respect to amendments to the matters identified in the Notice of Annual Meeting of Shareholders or other matters that may properly come before the Meeting or any adjournment thereof. Management of the Corporation is not aware that any such amendments or other matters are to be presented for action at the Meeting. IF SUCH AMENDMENTS OR OTHER MATTERS PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF, THE NOMINEE DESIGNATED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE THE COMMON SHARES AND THE FIRST PREFERRED SHARES REPRESENTED THEREBY IN HIS OR HER DISCRETION.

OUTSTANDING VOTING SHARES

As of March 8, 2002, 368,786,307 Common Shares, 4,000,000 First Preferred Shares Series B, 4,000,000 First Preferred Shares Series C and 8,000,000 First Preferred Shares Series D were issued and outstanding.

Only holders of Common Shares and First Preferred Shares of record as at the close of business on March 11, 2002 (the "Record Date") will be entitled to attend the Meeting. Each such holder of Common Shares will be entitled to one vote for each Common Share held by him or her in respect of all matters voted upon at the Meeting, and each such holder of First Preferred Shares will be entitled to 6.16 votes for each First Preferred Share held by him or her in respect of all matters voted upon at the Meeting. However, if a person acquires Common Shares or First Preferred Shares after the Record Date (a "Transferee") and (i) produces a properly endorsed share certificate, or otherwise establishes that the Transferee owns such Common Shares or First Preferred Shares, and (ii) demands not later than ten days before the date of the Meeting, or any adjournment thereof, that the Transferee's name be included in the list of shareholders entitled to vote at the Meeting, the

Transferee, and not the holder of the Common Shares or First Preferred Shares as at the close of business on the Record Date, will be entitled to attend and vote those Common Shares or First Preferred Shares at the Meeting, and at any adjournment thereof.

The Corporation's articles were amended on June 1, 1997 to (a) restrict the issue and transfer of the First Preferred Shares so as to prevent a person from acquiring more than 10% of the First Preferred Shares as a class, and (b) restrict the voting rights attached to any First Preferred Shares held in contravention of such 10% limit. These restrictions were imposed to assist the Corporation in complying with Section 411 of the Insurance Companies Act (Canada).

PRINCIPAL HOLDERS OF VOTING SHARES

As of March 8, 2002, Power Financial controlled, directly or indirectly, 303,691,244 Common Shares or 82.35% of the outstanding Common Shares, representing approximately 64.99% of the voting rights attached to all of the outstanding voting shares of the Corporation. Power Financial is a subsidiary of Power, over which Mr. Paul Desmarais and associates have voting control.

ELECTION OF DIRECTORS

The persons named below are currently members of the Board of Directors of the Corporation. The term of office of each of the current directors will expire at the close of the Meeting, or any adjournment thereof. The persons named below will be nominated for election as directors of the Corporation at the Meeting. Each director elected at the Meeting, or at any adjournment thereof, will hold office until the close of the next annual meeting of shareholders, unless he or she resigns or otherwise vacates his or her office.

If there are further nominations for directors at the Meeting, or at any adjournment thereof, the directors will be elected by way of cumulative voting. Under cumulative voting, each shareholder has the right to cast the number of votes which is equal to (i) the number of votes attached to the Common Shares or First Preferred Shares held by the shareholder, multiplied by (ii) the number of directors to be elected. A shareholder may cast all such votes in favour of one candidate or may distribute such votes among the candidates in any manner. If a shareholder votes for more than one candidate without specifying the distribution of the shareholder's votes among such candidates, the shareholder will be deemed to have distributed the votes equally among the candidates for whom the shareholder voted. If a shareholder wishes to distribute votes other than equally among the candidates for whom the shareholder has directed the nominee designated in the accompanying form of proxy to vote, the shareholder must do so personally at the Meeting or by another proper form of proxy.

Management of the Corporation does not contemplate that any of the persons named below will, for any reason, become unable or unwilling to serve as a director. HOWEVER, IF SUCH AN EVENT SHOULD OCCUR PRIOR TO THE ELECTION, THE NOMINEE DESIGNATED IN THE ACCOMPANYING FORM OF PROXY RESERVES THE RIGHT TO VOTE FOR THE ELECTION IN HIS OR HER PLACE OF SUCH OTHER PERSON AS SUCH NOMINEE IN HIS OR HER DISCRETION DETERMINES.

There are three committees of the Board of Directors, namely, the Audit Committee, the Executive Committee and the Stock Option Plan Administrative Committee. Directors who are members of those committees are so designated in the following table:

                                                                                 NUMBER OF SHARES
                                                                                 BENEFICIALLY OWNED,
NAME, MUNICIPALITY OF RESIDENCE, PRINCIPAL                                       DIRECTLY OR INDIRECTLY,
OCCUPATION, MAJOR POSITIONS WITH THE                     SERVED AS               OR CONTROLLED OR
CORPORATION AND WITH THE CORPORATION'S AFFILIATES        DIRECTOR FROM           DIRECTED
----------------------------------------------------     ---------------------   --------------------------
Gail S. Asper(1) - Winnipeg, Manitoba                    April 23, 1998          Nil
     Corporate Secretary, CanWest Global
     Communications Corporation (an international
     media company); President, CanWest Global
     Foundation (a private charitable foundation)

James W. Burns, O.C.(2)(3) - Winnipeg,                   May 15, 1986            153,659 Common
Manitoba                                                                         Shares and 8,000
     Chairman of the Board of the Corporation;                                   common shares of
     Chairman of the Board, Great-West; Chairman                                 Power Financial
     of the Board, London Life; Chairman of the
     Board, London Insurance Group Inc.; Deputy
     Chairman, Power

Orest T. Dackow(2) - Castle Rock, Colorado               April 22, 1992          79,973 Common
     Company Director; formerly President and                                    Shares
     Chief Executive Officer of the Corporation

Andre Desmarais(2) - Westmount, Quebec                   April 22, 1992          51,659 Common
     President and Co-Chief Executive Officer,                                   Shares and 21,600
     Power; Deputy Chairman, Power Financial                                     common shares of
                                                                                 Power Financial

The Honourable Paul Desmarais, P.C., C.C.(4)             May 15, 1986            43,659 Common
- Westmount, Quebec                                                              Shares
     Chairman of the Executive Committee, Power

Paul Desmarais, Jr.(2)(3) - Westmount, Quebec            May 15, 1986            43,659 Common
     Chairman and Co-Chief Executive Officer,                                    Shares
     Power; Chairman, Power Financial

Robert Gratton(2)(3) - Outremont, Quebec                 April 25, 1990          330,000 Common
     President and Chief Executive Officer, Power                                Shares and 310,000
     Financial; Chairman of the Board, GWL&A                                     common shares of
                                                                                 Power Financial

Charles H. Hollenberg, M.D., O.C.(2) - Toronto,          May 15, 1986            Nil
Ontario
     Senior Consultant, Cancer Care Ontario

Daniel Johnson - Montreal, Quebec                        April 22, 1999          100 Common Shares
     Of Counsel to McCarthy Tetrault LLP                                         and 300 common
     (Barristers & Solicitors) since 1998; Prime                                 shares of Power
     Minister of Quebec in 1994 and Leader of the                                Financial
     Opposition from 1994 - 1998

                                                                                 NUMBER OF SHARES
                                                                                 BENEFICIALLY OWNED,
NAME, MUNICIPALITY OF RESIDENCE, PRINCIPAL                                       DIRECTLY OR INDIRECTLY,
OCCUPATION, MAJOR POSITIONS WITH THE                     SERVED AS               OR CONTROLLED OR
CORPORATION AND WITH THE CORPORATION'S AFFILIATES        DIRECTOR FROM           DIRECTED
----------------------------------------------------     ---------------------   --------------------------
Kevin P. Kavanagh(2) - Winnipeg, Manitoba                May 15, 1986            18,500 Common
     Company Director; Chancellor, Brandon                                       Shares
     University

J. Blair MacAulay(2)(3) - Oakville, Ontario              May 15, 1986            27,659 Common
     Of Counsel to Fraser Milner Casgrain LLP                                    Shares
     (Barristers & Solicitors)

The Right Honourable Donald F. Mazankowski,              January 27, 1994        1,500 Common Shares
P.C., O.C.(2) - Vegreville, Alberta                                              and 1,000 common
     Company Director and Business Consultant,                                   shares of Power
     previously Member of the Parliament of                                      Financial
     Canada, Deputy Prime Minister and Minister
     of Finance

William T. McCallum(2) - Cherry Hills, Colorado          April 28, 1993          84,474 Common
     Co-President and Chief Executive Officer of                                 Shares and 19,500
     the Corporation; President and Chief Executive                              common shares of
     Officer, GWL&A                                                              Power Financial

Raymond L. McFeetors(2) - Winnipeg, Manitoba;            April 28, 1993          49,951 Common
London, Ontario                                                                  Shares and 85,250
     Co-President and Chief Executive Officer of                                 common shares of
     the Corporation; President and Chief Executive                              Power Financial
     Officer, Great-West; President and Chief
     Executive Officer, London Life; President and
     Chief Executive Officer, London Insurance
     Group Inc.

Randall L. Moffat(1) - Winnipeg, Manitoba                May 15, 1986            Nil
     Company Director

Jerry E.A. Nickerson(1)(2)(3) - North Sydney,            May 15, 1986            4,000 common shares
Nova Scotia                                                                      of Power Financial
     Chairman of the Board, H.B. Nickerson &
     Sons Limited (a management and holding
     company)

Gordon F. Osbaldeston, P.C., C.C. - London,              April 23, 1998          Nil
Ontario
     Company Director; former Clerk of the Privy
     Council and Secretary to the Canadian
     Cabinet; former Under-Secretary of State for
     Economic Development

                                                                                 NUMBER OF SHARES
                                                                                 BENEFICIALLY OWNED,
NAME, MUNICIPALITY OF RESIDENCE, PRINCIPAL                                       DIRECTLY OR INDIRECTLY,
OCCUPATION, MAJOR POSITIONS WITH THE                     SERVED AS               OR CONTROLLED OR
CORPORATION AND WITH THE CORPORATION'S AFFILIATES        DIRECTOR FROM           DIRECTED
----------------------------------------------------     ---------------------   --------------------------
The Honourable P. Michael Pitfield, P.C., Q.C.           May 15, 1986            100,000 Common
- Westmount, Quebec                                                              Shares and 60,000
     Member of the Senate of Canada;                                             common shares of
     Vice-Chairman, Power                                                        Power Financial

Michel Plessis-Belair, F.C.A.(1)(2) - Town of            April 15, 1990          20,000 Common
Mount Royal, Quebec                                                              Shares and 2,000
     Vice-Chairman and Chief Financial Officer,                                  common shares of
     Power; Executive Vice-President and Chief                                   Power Financial
     Financial Officer, Power Financial

H. Sanford Riley - Winnipeg, Manitoba                    November 26, 1997       300 Common Shares
     Chairman of the Board, Investors Group Inc.                                 and 93,000 common
     (a financial services corporation)                                          shares of Power
                                                                                 Financial

Guy St-Germain, C.M.(1)(2) - Outremont,                  April 24, 1991          4,000 Common Shares
Quebec                                                                           and 4,000 common
     President, Placements Laugerma Inc. (a private                              shares of Power
     holding company)                                                            Financial

Gerard Veilleux, O.C.(1) - Montreal, Quebec              April 23, 1998          Nil
     Vice-President, Power

(1)  Member of the Audit Committee.
(2)  Member of the Executive Committee.
(3)  Member of the Stock Option Plan Administrative Committee.
(4) Mr. Paul Desmarais and associates have voting control of Power. Power Financial, a subsidiary of Power, controls, directly or indirectly, 303,691,244 Common Shares, representing 82.35% of the outstanding Common Shares.

EXECUTIVE COMPENSATION

The remuneration paid by the Corporation and its subsidiaries to the individuals who served as Co-Chief Executive Officers of the Corporation during 2001 and/or who were, at December 31, 2001, the four most highly compensated executive officers of the Corporation or its subsidiaries (collectively the "Named Executive Officers") is set out below. Since the membership of the Boards of the Corporation and of Great-West are identical, the directors of the Corporation do not receive any remuneration for their services as directors of the Corporation; however, the remuneration paid by Great-West to its directors is set out below. The five year total shareholder return comparison in section 4 below is in respect of the Corporation.

1. COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

(a)  SUMMARY COMPENSATION TABLE

The following table sets out all compensation paid by the Corporation and its subsidiaries in respect of the Named Executive Officers for the three most recently completed financial years of the Corporation.

                                SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
NAME AND PRINCIPAL POSITION                             YEAR    ANNUAL COMPENSATION(1)(2)           COMPENSATION AWARDS
-----------------------------------------------------   ----    ----------------------------        -------------------
                                                                SALARY                BONUS          SECURITIES UNDER
                                                                  ($)                  ($)          OPTIONS GRANTED (#)
                                                                -------             ---------       -------------------
W.T. McCallum(4)                                        2001    880,000                   Nil                Nil
Co-President and Chief Executive Officer                2000    871,500                   Nil            450,000(3)
of the Corporation; President and Chief                 1999    834,659               680,000            100,000(3)
Executive Officer, GWL&A

R.L. McFeetors(4)                                       2001    872,632               900,000                Nil
Co-President and Chief Executive Officer                2000    801,975             1,215,000            900,000(3)
of the Corporation; President and Chief                 1999    733,333               620,000            100,000(3)
Executive Officer, Great-West; President
and Chief Executive Officer, London Life;
President and Chief Executive Officer,
London Insurance Group Inc.

D.L. Wooden                                             2001    525,000               393,750                Nil
Executive Vice President, Financial                     2000    475,000               356,250            200,001(3)
Services, GWL&A                                         1999    365,000               219,000                Nil

C.P. Nelson                                             2001    300,000               150,000             60,000(3)
President, BenefitsCorp, Inc. (a subsidiary             2000    270,400               202,435                Nil
of GWL&A)                                               1999    257,500               135,386                Nil

W.J. Winer(5)                                           2001    325,000               121,875             65,000(3)
Senior Vice President, Employee Benefits,               2000        Nil                   Nil                Nil
GWL&A                                                   1999        Nil                   Nil                Nil

(1) Annual compensation is paid, and reported in these tables, in the currency of the country of residence. During the three years reported, Mr. McFeetors was resident in Canada and Messrs. McCallum, Wooden, Nelson and Winer were resident in the United States.

(2) The aggregate of perquisites and other personal benefits, securities or property provided to each Named Executive Officer in 2001 did not exceed the lesser of $50,000 and 10% of the total of the individual's annual salary and bonus.

(3) The options set out are options to subscribe for Common Shares ("Lifeco Options"). Lifeco Options are granted by the Corporation pursuant to the Corporation's Stock Option Plan which was approved by the Corporation's shareholders on April 24, 1996. Lifeco Options expire 10 years after the date of the grant.

(4) W. T. McCallum and R. L. McFeetors became Co-Presidents and Chief Executive Officers of the Corporation on April 27, 2000 but did not receive any salary or bonus from the Corporation in 2001 for serving in those capacities. The salary and bonus reported for those individuals was earned, as in past years, in their capacities as Presidents and Chief Executive Officers of major operating subsidiaries of the Corporation.

(5) W.J. Winer became an employee and senior officer of GWL&A effective January 1, 2001.

(b)  OPTIONS

The following table describes options granted to the Named Executive Officers during the most recently completed financial year of the Corporation. All options are Lifeco Options granted pursuant to the Corporation's Stock Option Plan.

         OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

                                          % OF TOTAL                      MARKET VALUE OF
                          SECURITIES        OPTIONS                         SECURITIES
                             UNDER         GRANTED TO       EXERCISE    UNDERLYING OPTIONS
                            OPTIONS       EMPLOYEES IN        PRICE       ON THE DATE OF
     NAME                 GRANTED (#)    FINANCIAL YEAR   ($/SECURITY)  GRANT ($/SECURITY)       EXPIRATION DATE
----------------          -----------    --------------   ------------  ------------------       ----------------
C.P. Nelson(1)              60,000            4.41          34.28107         34.28107            December 3, 2011
W.J. Winer(2)               65,000            4.77          35.06374         35.06374             April 25, 2011

(1) These Lifeco Options become exercisable 20% per year commencing on December 4, 2002.
(2) These Lifeco Options become exercisable 20% per year commencing April 26, 2002.

The following table describes all Lifeco Options exercised in 2001, and all unexercised Lifeco Options, Lifeco Contingent Options (these are options to subscribe for Common Shares contingent upon the attainment of certain financial targets by GWL&A and, subject to attainment of those targets, become exercisable during the period April 1, 2002 to June 26, 2007) and Lifeco Special Options (these are options to subscribe for Common Shares that were contingent upon the attainment of certain financial targets by Great-West and London Life - those financial targets have been attained) held as of December 31, 2001, by the Named Executive Officers.

           AGGREGATED LIFECO OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION VALUES

                                                                                               VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT FY-
                           SECURITIES       AGGREGATE                FY-END                         END ($)
                          ACQUIRED ON         VALUE       ----------------------------     -----------------------------
    NAME                  EXERCISE (#)     REALIZED ($)   EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------            ------------     ------------   -----------    -------------     -----------     -------------
W.T. McCallum               100,000(1)      3,052,196         840,000         210,000(1)    17,006,549         2,534,723
                                                                              600,000(2)                      10,839,987
R.L. McFeetors              100,000(1)      2,554,597         580,000(1)    1,020,000(1)    12,569,524         8,893,871
                                                              180,000(3)      120,000(3)     2,163,968         1,442,645
D.L. Wooden                 200,000(1)      5,014,222             Nil         200,001(1)           Nil         2,405,764
                                                                              300,000(2)                       5,419,994
C.P. Nelson                  80,000(1)      2,206,397             Nil          60,000(1)           Nil             1,136
                                                                              120,000(2)                       1,686,893
W.J. Winer                      Nil               Nil             Nil          65,000(1)           Nil               Nil

(1)  Lifeco Options granted pursuant to the Corporation's Stock Option Plan.
(2) Lifeco Contingent Options granted pursuant to the Corporation's Stock Option Plan - these values assume that the financial targets will be attained by GWL&A.
(3) Lifeco Special Options granted pursuant to the Corporation's Stock Option Plan.

(c)  PENSION TABLES

The following tables relate to benefits payable to the Named Executive Officers by Great-West or by GWL&A.

R.L. McFeetors, Co-President and Chief Executive Officer of the Corporation and President and Chief Executive Officer of Great-West is entitled to the benefits shown in Pension Table #1 and has 33 years of service. W.T. McCallum, Co-President and Chief Executive Officer of the Corporation and President and Chief Executive Officer of GWL&A, D.L. Wooden, Executive Vice-President, Financial Services of GWL&A, C.P. Nelson, President, BenefitsCorp, Inc. and W.J. Winer, Senior Vice President, Employee Benefits of GWL&A are entitled to the benefits shown in Pension Table #2 and have 36, 11, 18 and 1 years of service respectively. Other optional forms of pension payment are available on an actuarially equivalent basis.

               PENSION TABLE #1 - CANADIAN EMPLOYEES' PENSION PLAN

                                                          YEARS OF SERVICE
                                  ------------------------------------------------------------------
REMUNERATION ($)                    15             20            25              30             35
-----------------                 ------         ------        ------          ------         ------
     200,000                      25,833         34,444        43,056          51,666         60,278
     250,000                      25,833         34,444        43,056          51,666         60,278
     300,000                      25,833         34,444        43,056          51,666         60,278
     350,000                      25,833         34,444        43,056          51,666         60,278
     400,000                      25,833         34,444        43,056          51,666         60,278
     450,000                      25,833         34,444        43,056          51,666         60,278
     500,000                      25,833         34,444        43,056          51,666         60,278

The benefits shown in Pension Table #1 are payable upon the attainment of age 65, the normal retirement date, or age 62 with 30 years of service. Remuneration is the average of the highest five years regular salary out of the last seven years of employment. The pension is limited by the Revenue Canada maximum for registered pension plans. The normal form of pension is payable for the lifetime of the member, with a guarantee of a minimum of 60 months of payments. In the event of the member's death after the guarantee period, a surviving spouse is entitled to a lifetime pension equal to 50% of the member's pension. Other optional forms of pension payment are available on an actuarially equivalent basis. The benefits listed in the table are not subject to deduction for social benefits or other offset amounts.

              PENSION TABLE #2 - U.S. EXECUTIVE RETIREMENT BENEFITS

                                                             YEARS OF SERVICE
                                 -------------------------------------------------------------------------
REMUNERATION ($)                   15             20              25                30               35
----------------                 -------        -------         -------           -------          -------
    400,000                      120,000        160,000         200,000           240,000          240,000
    500,000                      150,000        200,000         250,000           300,000          300,000
    600,000                      180,000        240,000         300,000           360,000          360,000
    700,000                      210,000        280,000         350,000           420,000          420,000
    800,000                      240,000        320,000         400,000           480,000          480,000
    900,000                      270,000        360,000         450,000           540,000          540,000
  1,000,000                      300,000        400,000         500,000           600,000          600,000

The amounts shown in Pension Table #2 are in U.S. dollars. For the Executive Vice President, Financial Services of GWL&A, the President, BenefitsCorp, Inc., and the Senior Vice President, Employee Benefits of GWL&A, the benefits shown in Pension Table #2 are payable upon the attainment of age 62, and remuneration is the average of the highest 60 consecutive months of compensation during the last 84 months of employment. W.T. McCallum, Co-President and Chief Executive Officer of the Corporation and the President and Chief Executive Officer of GWL&A, is entitled, upon election, to receive the benefits shown in Pension Table #2, with remuneration based on the average of the highest 36 consecutive months of compensation during the last 84 months of employment. Compensation includes salary and bonuses prior to any deferrals. The normal form of pension is a life only annuity. Other optional forms of pension payment are available on an actuarially equivalent basis. The benefits listed in the table are subject to deduction for social security or other retirement benefits.

2. COMPOSITION OF THE COMPENSATION COMMITTEES

The Board of Directors of the Corporation acts as the compensation committee and determines compensation for the executive officers of the Corporation. The Canadian Executive Committee of the Board of Directors of Great-West and the Executive Committee of the Board of Directors of GWL&A act as compensation committees and determine compensation for the executive officers of Great-West and GWL&A respectively. The following individuals served as the members of these two Executive Committees during 2001.

                  GREAT-WEST                                       GWL&A
          CANADIAN EXECUTIVE COMMITTEE                     EXECUTIVE COMMITTEE
          ----------------------------                     --------------------
              R. Gratton, Chairman                         R. Gratton, Chairman
              J.W. Burns                                   J. Balog
              O.T. Dackow                                  J.W. Burns
              A. Desmarais                                 O.T. Dackow
              P. Desmarais, Jr.                            A. Desmarais
              C.H. Hollenberg                              P. Desmarais, Jr.
              D. Johnson                                   K.P. Kavanagh
              K.P. Kavanagh                                W. Mackness
              D.F. Mazankowski                             W.T. McCallum
              R.L. McFeetors                               P.M. Pitfield
              G.F. Osbaldeston                             M. Plessis-Belair
              M. Plessis-Belair                            B.E. Walsh
              G. St-Germain

O.T. Dackow, who was formerly the President and Chief Executive Officer of the Corporation, is a director of the Corporation and is a member of the Canadian Executive Committee of Great-West and of the Executive Committee of GWL&A. He retired as President and Chief Executive Officer of Great-West in 1994. R.L. McFeetors, Co-President and Chief Executive Officer of the Corporation and President and Chief Executive Officer of Great-West, is a director of the Corporation and is a member of the Canadian Executive Committee of Great-West. W.T. McCallum, Co-President and Chief Executive Officer of the Corporation and President and Chief Executive Officer of GWL&A, is a director of the Corporation and is a member of the Executive Committee of GWL&A. These individuals participate in executive compensation matters generally but are not present when their own compensation is discussed or determined.

3. REPORT ON EXECUTIVE COMPENSATION

The executive compensation program adopted by the Corporation, Great-West and GWL&A and applied to their executive officers (including the Named Executive Officers) is designed to attract and retain qualified and experienced executives who will contribute to the success of those companies. Executive officers are motivated through the program to meet annual corporate performance goals and to enhance long-term shareholder and policyholder value.

The executive compensation program consists of three components. Two components, base salary and an annual incentive bonus program, are determined by the Corporation, Great-West and GWL&A for their respective executive officers. For the Named Executive Officers, equal emphasis is placed on these two components. The third component is a long-term compensation component in the form of options for Common Shares. This component is determined and administered by the Stock Option Plan Administrative Committee of the Board of Directors of the Corporation.

(a)  BASE SALARY

Base salaries for the executive officers of the Corporation, Great-West and GWL&A are set annually, having regard to the individual's job responsibilities, experience and proven or expected performance. The base salary of each executive officer is also reviewed periodically, and market adjustments are made based on data gathered by the Corporation, Great-West and GWL&A or by independent professional compensation consultants.

(b)  ANNUAL INCENTIVE BONUS PROGRAM

To relate the compensation of the executive officers of Great-West and GWL&A (including the Named Executive Officers) to the performance of those companies, an annual incentive bonus program is provided. Bonus opportunity is expressed as a percentage of base salary, with actual bonus amounts determined on the basis of the following three elements:

          (i) actual earnings of Great-West or GWL&A and/or a business unit within them; and/or
          (ii) other performance objectives of Great-West or GWL&A and/or a business unit within them; and
          (iii) the individual's personal performance.

These elements are designed to be integrated with Great-West's and GWL&A's overall goals and initiatives.

(c)  STOCK OPTIONS

To provide a long-term component to the executive compensation program, certain employees of the Corporation and of its affiliates, including the Named Executive Officers, participate in the Corporation's Stock Option Plan. This Plan was approved by the shareholders at the Corporation's annual meeting on April 24, 1996. Prior to April 24, 1996 certain senior officers of the Corporation, Great-West and GWL&A participated in the Power Financial Employee Share Option Plan.

(d)  CO-PRESIDENTS AND CHIEF EXECUTIVE OFFICERS' COMPENSATION

R.L. McFeetors and W.T. McCallum, the Co-Presidents and Chief Executive Officers of the Corporation since April 27, 2000, did not receive any base salary or annual incentive bonus from the Corporation in 2001 for serving in those capacities.

(e)  REPORT PRESENTED JOINTLY BY:

                  BOARD OF DIRECTORS
                  ------------------
J.W. Burns, Chairman                D.F. Mazankowski
G.S. Asper                          W.T. McCallum
O.T. Dackow                         R.L. McFeetors
A. Desmarais                        R.L. Moffat
P. Desmarais                        J.E.A. Nickerson
P. Desmarais, Jr.                   G.F. Osbaldeston
R. Gratton                          P.M. Pitfield
C.H. Hollenberg                     M. Plessis-Belair
D. Johnson                          H. Sanford Riley
K.P. Kavanagh                       G. St-Germain
J.B. MacAulay                       G. Veilleux

GREAT-WEST CANADIAN
EXECUTIVE COMMITTEE
-------------------
R. Gratton, Chairman
J.W. Burns
O.T. Dackow
A. Desmarais
P. Desmarais, Jr.
C.H. Hollenberg
D. Johnson
K.P. Kavanagh
D.F. Mazankowski
R.L. McFeetors
G.F. Osbaldeston
M. Plessis-Belair
G. St-Germain

       GWL&A
EXECUTIVE COMMITTEE
-------------------
R. Gratton, Chairman
J. Balog
J.W. Burns
O.T. Dackow
A. Desmarais
P. Desmarais, Jr.
K.P. Kavanagh
W. Mackness
W.T. McCallum
P.M. Pitfield
M. Plessis-Belair
B.E. Walsh

4. FIVE YEAR TOTAL SHAREHOLDER RETURN COMPARISON

The following graph assumes that $100 was invested on December 31, 1996 in Common Shares and in the TSE 300 Composite Index.

[CHART]

                      CUMULATIVE VALUE OF A $100 INVESTMENT
                       ASSUMING REINVESTMENT OF DIVIDENDS

             1996          1997            1998          1999           2000           2001
             ----          ----            ----          ----           ----           ----
GWO         100.00        185.57          255.36        234.70         382.73         361.50
TSE         100.00        114.98          113.16        149.04         106.08         139.96

5. COMPENSATION OF DIRECTORS

As stated, the directors of the Corporation do not receive any remuneration for their services as directors of the Corporation. The following sets out remuneration paid by Great-West to its directors during 2001.

Great-West paid an annual fee of $22,500 to each director. Great-West paid an additional annual fee of $10,000 to the Chairman of each of the Audit Committee, the Conduct Review Committee and the Corporate Management Committee, $20,000 to the Chairman of each of the Canadian Investment and Credit Committee and the United States Investment and Credit Committee, $25,000 to the Chairman of each of the Canadian Executive Committee and the United States Executive Committee, and $25,000 to the Chairman of the Board. Great-West also paid a meeting fee of $1,500 to each director for each meeting of the Board of Directors or a committee thereof attended. In addition, all directors were reimbursed for incidental expenses. During 2001, Great-West established a Deferred Share Unit Plan pursuant to which directors may elect to receive all or a part of their remuneration in the form of notional deferred share units of the Corporation. The value of the notional deferred share units will be paid by Great-West to participating directors upon termination of their directorships.

The directors of Great-West also served as directors of London Insurance Group Inc. ("LIG") and London Life in 2001. The directors did not receive any remuneration from LIG or London Life for their services as directors of those companies. However, LIG and London Life reimbursed Great-West for a portion of the fees and expenses paid by Great-West to its directors.

In 2001, the Corporation paid $200,000 to O.T. Dackow, a director of the Corporation, for consulting services.

The above amounts were paid in the currency of the country of residence of the director.

APPOINTMENT OF AUDITORS

Deloitte & Touche LLP or its predecessor firms have been the auditors of the Corporation since its formation in 1986. It is proposed that Deloitte & Touche LLP be reappointed at the Meeting, or at any adjournment thereof, as auditors of the Corporation to hold office until the close of the next annual meeting of shareholders. The reappointment of Deloitte & Touche LLP as auditors must be approved by a majority of the votes cast at the Meeting.

ADDITIONAL INFORMATION

The Corporation will provide any person, upon request to the Vice-President, Counsel and Secretary, Canada, 100 Osborne Street North, Winnipeg, Manitoba, R3C 3A5, with a copy of:

i) the Corporation's latest Annual Information Form, together with any document, or the pertinent pages of any document, incorporated by reference in the Annual Information Form;

ii) the comparative financial statements of the Corporation for its most recently completed financial year, together with the accompanying report of the auditor, and any interim financial statements subsequent to such annual financial statements; and

iii) the management proxy circular of the Corporation in respect of its most recent annual meeting of shareholders that involved the election of directors.

The Corporation reserves the right to charge a reasonable fee if the request is made by a person who is not a shareholder of the Corporation.

PROPOSALS

The Corporation must receive a proposal for any matter that a person entitled to vote proposes to raise at next year's Annual Meeting on or before December 8, 2002.

APPROVAL OF MANAGEMENT PROXY CIRCULAR

The contents and the sending of this Management Proxy Circular have been approved by the Board of Directors.


March 8, 2002
                                                                     S.A. Wagar,
                                                     Vice-President, Counsel and
                                                               Secretary, Canada

[E1131(01LIFECO)-02/02]

PRINTED IN CANADA

                                     - 16 -